Exhibit 10.11

1999 NEUBERGER BERMAN INC.

LONG-TERM INCENTIVE PLAN

RESTATED AS OF NOVEMBER 8, 2007

ARTICLE I

PURPOSES

The purposes of the 1999 Neuberger Berman Inc. Long-Term Incentive Plan (the “Plan”) are to foster and promote the long-term financial success of the Company and materially increase shareholder value by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Employees and (c) enabling the Company to attract and retain the services of outstanding employees upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

ARTICLE II

DEFINITIONS

2.1  Certain Definitions.  Capitalized terms used herein without definition shall have the respective meanings set forth below:

“Act” means the Securities Exchange Act of 1934, as amended.

“Adjustment Event” means any stock dividend, stock split, share combination, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event affecting the Common Stock of the Company.

“Award” means any Option, Restricted Stock, Restricted Unit, Incentive Stock, Incentive Unit, Deferred Share, Supplemental Unit or any combination thereof, including Awards combining two or more types of Awards in a single grant.

“Board” means the Board of Directors of the Company.

“Cause” means any of:

(a)  the Participant’s having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony or a misdemeanor involving fraud, false statements or misleading omissions, perjury, embezzlement, bribery, forgery or counterfeiting or other similar crime (or an equivalent charge in jurisdictions that do not use such designations);

(b)  the willful failure by the Participant (other than due to physical or mental illness) to perform substantially his duties as an employee of the Company or any Subsidiary after reasonable notice to the Participant of such failure;

(c)  the Participant’s violation of any securities or commodities laws, any rules or regulations issued pursuant to such laws, or the rules and regulations of any securities or commodities exchange or association of which the Company or any of its Subsidiaries or affiliates is a member;

(d)  the Participant’s violation of any Company policy concerning hedging or confidential or proprietary information, or material violation of any other Company policy as in effect from time to time;

(e)  the Participant’s engaging in any act or making any statement which impairs, impugns, denigrates, disparages or negatively reflects upon the name, reputation or business interests of the Firm; or

(f)  the Participant’s engaging in any conduct that is injurious to the Company or any Subsidiary; or

(g)  the breach by the Participant of any written covenant or agreement with the Company or any Subsidiary not to disclose any information pertaining to the Company or any Subsidiary or not to compete or interfere with the Company or any Subsidiary.

The determination as to whether “Cause” has occurred shall be made by the Committee.  The Committee shall also have the authority to waive the consequences under the Plan of the existence or occurrence of any of the events, acts or omissions constituting “Cause.”

“Change in Control” means, with respect to any Award granted on or prior to November 8, 2007, the occurrence of any of the following events:

(a)  the members of the Board at the beginning of any consecutive twenty-four calendar month period (the “Incumbent Directors”) cease for any reason other than due to death to constitute at least a majority of the members of the Board, provided that any director whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such twenty-four calendar month period other than as a result of a proxy contest, or any agreement arising out of an actual or threatened proxy contest, shall be treated as an Incumbent Director; or

(b)  any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d)(2) of the Act), but excluding the Company, any Subsidiary or any employee benefit plan of the Company or any Subsidiary becomes the “beneficial owner” (as defined in Rule 13(d)-3 under the Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(c)  the stockholders of the Company shall approve a definitive agreement (i) for the merger or other business combination of the Company with or into another corporation, a majority of the directors of which were not directors of the Company immediately prior to the merger and in which the stockholders of the Company immediately prior to the effective date of such merger own a percentage of the voting power in such corporation that is less than one-half of the percentage of the voting power they owned in the Company immediately prior to such transaction or (ii) for the sale or other disposition of all or substantially all of the assets of the Company to any other entity; provided, in each case, that such transaction shall have been consummated; or

(d)  the purchase of Common Stock pursuant to any tender or exchange offer made by any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d)(2) of the Act), other than the Company, any Subsidiary, or an employee benefit plan of the Company or any Subsidiary, for 50% or more of the Common Stock of the Company; or

(e) an event that would constitute a “Change in Control” within the meaning of Section 2(g) in the Lehman Brothers Holdings Inc. 2005 Stock Incentive Plan.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to occur in the event the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code.

“Change in Control” means, with respect to any Award granted after November 8, 2007, the occurrence of an event that would constitute a “Change in Control” within the meaning of Section 2(g) in the Lehman Brothers Holdings Inc. 2005 Stock Incentive Plan.

“Change in Control Price” means the highest price per Share offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee (as constituted before the Change in Control) if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of the Stock on any of the 30 trading days immediately preceding the date on which a Change in Control occurs.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

“Committee” means the Compensation Committee of the Board, or when section 162(m) of the Code or Rule 16b promulgated under the Act would require action to be taken by a committee of “outside directors” or “Non-

Employee Directors,” as the case may be, the “Committee” shall be deemed to refer to a subcommittee of the Compensation Committee that consist of two or more members meeting such requirements, or the full Board in the absence of such a subcommittee.

“Common Stock” means the common stock of the Company, par value $0.01 per share.

“Company” means Neuberger Berman Inc., a Delaware corporation, and any successor thereto.

“Deferred Share” means the deferred share units that confer upon a Participant the right to receive shares of Common Stock at the end of a specified deferral period as set forth in Article VIII.

“Disability” means a total disability within the meaning of any long-term disability plan maintained for the benefit of the Participant or, if the Participant is not covered by such a disability plan, then as determined by the Committee.

“Dividend Equivalents” means dividends paid by the Company with respect to Shares corresponding to Awards awarded under the Plan.

“Employee” means any officer or employee of the Company or any Subsidiary.

“Executive Officer” means those persons who are officers of the Company within the meaning of Rule 16a-1(f) promulgated under the Act.

“Fair Market Value” means, as of any date of determination, the closing price of a Share on the New York Stock Exchange (or on such other recognized market or quotation system on which the trading prices of Common Stock are traded or quoted at the relevant time).  In the event that there are no Common Stock transactions reported on such exchange or system on such date, Fair Market Value shall mean the closing price of a Share on the immediately preceding day on which Common Stock transactions were so reported.  Notwithstanding the foregoing, with respect to any Award which becomes effective upon the closing of the Initial Public Offering, Fair Market Value shall mean the initial price at which a Share is offered to the public pursuant to the Initial Public Offering.

“Incentive Stock” shall mean an award of Common Stock that is forfeitable until the completion of specified Performance Criteria as provided for in Section 7.1.

“Incentive Unit” shall mean a contractual right to receive Common Stock (or cash based on the Fair Market Value of Common Stock) until the completion of specified Performance Criteria as provided for in Section 7.1.

“Initial Public Offering” shall mean the first offering of the Common Stock to the general public pursuant to an underwritten public offering.

“Normal Retirement” means a termination of the Participant’s employment under circumstances that the Committee determines as qualifying as retirement at normal retirement age for purposes of the Plan and not inconsistent with the treatment of the Participant under other Company plans.

“Option” means the right to purchase Common Stock at a stated price for a specified period of time.

“Participant” means any director, Employee, or prospective Employee of, or any consultant or advisor to, the Company designated by the Committee to receive an Award under the Plan.

“Performance Period” means each calendar year or multi-year cycle as determined by the Committee.

“Period of Restriction” means the period during which a Restricted Stock or Restricted Unit is subject to forfeiture.

“Plan” means this 1999 Neuberger Berman Inc. Long-Term Incentive Plan, as the same may be amended from time to time.

“Qualifying Termination of Employment” means a termination of a Participant’s employment with the Company or any of its Subsidiaries by reason of the Participant’s death, Disability, early retirement with the consent of the Committee or Normal Retirement.

“Restricted Stock” means an award of Common Stock made pursuant to Section 6.1 that is forfeitable by the Participant until the completion of a specified period of future service or until otherwise determined by the Committee or in accordance with the terms of the Plan.

“Restricted Unit” means a contractual right to receive Common Stock, or cash based on the Fair Market Value of Common Stock, made pursuant to Section 6.1 that is forfeitable by the Participant until the completion of a specified period of future service or until otherwise determined by the Committee or in accordance with the terms of the Plan.

“Retirement” means termination of a Participant’s employment on or after the Normal Retirement Date or, with the Committee’s approval, on or after any early retirement date established under any retirement plan maintained by the Company, or any Subsidiary in which the Participant participates.

“Share” means a share of Common Stock.

“Subsidiary” means any corporation in which the Company owns, directly or indirectly, stock representing 50% or more of the voting power of all classes of stock entitled to vote and any other business organization, regardless of form, in which the Company possesses directly or indirectly 50% or more of the total combined equity interests in such organization.

2.2  Additional Definitions.

“Alternative Award” has the meaning given in Section 9.2.

“Deferred Amount” has the meaning given in Section 8.1.

“ISOs” has the meaning given in Section 5.1.

“NSOs” has the meaning given in Section 5.1.

“Performance Restriction” has the meaning given in Section 7.2(a).

“Permitted Transferees” has the meaning given in Section 12.1.

“Reload Options” has the meaning given in Section 5.5.

“Supplemental Unit” has the meaning given in Section 8.1.

2.3  Gender and Number.  Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

ARTICLE III

POWERS OF THE COMMITTEE

3.1  Power to Grant.  The Committee shall determine the Participants to whom Awards shall be granted, the type or types of Awards to be granted and the terms and conditions of any and all such Awards.  The Committee may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Award and for the same Participant for each Award such Participant may receive, whether or not granted at different times.

3.2  Administration.  The Committee shall be responsible for the administration of the Plan, including, without limitation, determining which Participants receive Awards, what kind of Awards are made under the Plan and for what number of shares, and the other terms and conditions of each such Award.  The Committee shall have the responsibility of construing and interpreting the Plan and of establishing and amending such rules and regulations as it may deem necessary or desirable for the proper administration of the Plan.  Any decision or action taken or to be taken by the Committee, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall, to the greatest extent permitted by applicable law, be within its absolute discretion (except as otherwise specifically provided herein) and shall be conclusive and binding upon the Company and its Subsidiaries, all Participants and any person claiming under or through any Participant.  No term of this Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under section 422 of the Code.

3.3  Delegation by the Committee.  The Committee may delegate its authority under this Plan; provided that the Committee shall in no event delegate its authority with respect to the compensation of the Chief Executive Officer of the Company, the four most highly compensated executive officers (as determined under Section 162(m) of the Code and regulations thereunder) of the Company and any other individual whose compensation the Board or Committee reasonably believes may become subject to Section 162(m) of the Code.

ARTICLE IV

STOCK SUBJECT TO PLAN

4.1  Number.  Subject to the provisions of this Article IV, the number of Shares subject to Awards under the Plan may not exceed 10,000,000 Shares, plus any Shares that, after the effective date of the Plan, become available for Awards under this Plan in accordance with Section 4.2 below.  Without limiting the generality of the foregoing, whenever Shares are received by the Company in connection with the exercise of or payment for any Award granted under the Plan only the net number of Shares actually issued shall be counted against the foregoing limit.  The

Shares to be delivered under the Plan may consist, in whole or in part, of treasury stock or authorized but unissued Common Stock not reserved for any other purpose.

4.2.  Canceled, Terminated, or Forfeited Awards.  Any Shares subject to any Award granted hereunder which for any reason is canceled, terminated or otherwise settled without the issuance of any Common Stock after the effective date of this Plan shall be available for further Awards under the Plan.

4.3.  Adjustment in Capitalization.  In the event of any Adjustment Event such that an adjustment is required to preserve, or to prevent enlargement of, the benefits or potential benefits made available under this Plan, then the Committee shall, in such manner as the Committee shall deem equitable, adjust any or all of (a) the number and kind of Shares which thereafter may be awarded or optioned and sold under the Plan (including, without termination, adjusting the limits on the number and types of certain Awards that may be made under the Plan), (b) the number and kinds of Shares subject to outstanding Options and other Awards and (c) the grant, exercise or conversion price with respect to any of the foregoing.  In addition, the Committee may make provisions for a cash payment to a Participant or a person who has an outstanding Option or other Award.  The number of Shares subject to any Option or other Award shall always be a whole number.

ARTICLE V

STOCK OPTIONS

5.1  Grant of Options.  The Committee shall have the power to grant Options that are “incentive stock options” within the meaning of section 422 of the Code (“ISOs”) or that are non-statutory stock options (“NSOs”) to any Participant and to determine (a) the number of ISOs and the number of NSOs to be granted to each Participant and (b) the other terms and conditions of such Awards.  An Option shall be an NSO unless otherwise specified by the Committee at the time of grant.  The maximum number of Shares with respect to which Options may be granted to any one Participant in any calendar year shall be 1,000,000, in the case of 1999, and in the case of any subsequent year, 110% of the maximum permitted for the immediately preceding calendar year.  Each Option shall be evidenced by an Option agreement that shall specify (a) the type of Option granted, (b) the number of Shares to which the Option pertains, (c) the exercise price, (d) the period in which the Option may be exercised and

(e) such terms and conditions not inconsistent with the Plan as the Committee shall determine.

5.2  Exercise Price.  Unless otherwise determined by the Committee, Options granted pursuant to the Plan shall have an exercise price that is not less than the Fair Market Value of a Share on the date the Option is granted.

5.3  Exercisability.  Unless otherwise determined by the Committee, Options awarded under the Plan shall vest and become exercisable in three equal annual installments commencing on the second anniversary of the date such Options are granted, subject to the Participant’s continuous employment with the Company or a Subsidiary from the date of grant through the applicable vesting date.  No Option shall be exercisable for more than 10 years after the date on which it is granted.

5.4  Payment.  The Committee shall establish procedures governing the exercise of Options.  Without limiting the generality of the foregoing, the Committee may provide that payment of the exercise price may be made (a) in cash or its equivalent,  (b) by exchanging Shares owned by the optionee (which are not the subject of any pledge or other security interest), (c) through an arrangement with a broker approved by the Company whereby payment of the exercise price is accomplished with the proceeds of the sale of Common Stock or (d) by any combination of the foregoing; provided that the combined value of all cash and cash equivalents paid and the Fair Market Value of any such Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such exercise price.  No Shares shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Committee have been made to assure full payment of the exercise price therefor and any required withholding or other similar taxes or governmental charges.  Upon such terms and conditions as the Committee may establish from time to time, a Participant may be permitted to defer the receipt of Shares otherwise deliverable upon exercise of an Option.

5.5  Reload Options.  The Committee may provide that a Participant (or, if applicable, his or her Permitted Transferee) who delivers Shares that have been owned by such Participant (or Permitted Transferee) for any minimum period of time specified by the Committee to exercise an Option (when the Fair Market Value of Common Stock exceeds the exercise price of such Option) will automatically be granted new Options (“Reload Options”) for a number of Shares equal to the number of Shares so delivered.  Unless the Committee determines otherwise, such Reload Options will be subject to the same terms and conditions (including the same expiration date) as the related Option except (a) that the exercise price shall initially be equal to the Fair Market Value of a Share on the date such Reload Option is granted and (b) such Reload Option shall not be exercisable prior to the six month anniversary of the date of grant and, thereafter, shall be exercisable in full.

5.6  Termination of Employment.  Unless otherwise determined by the Committee at or after the date of grant, in the event a Participant’s employment terminates by reason of a Qualifying Termination of Employment, the Participant (or the Participant’s beneficiary or legal representative) may exercise any Options (regardless of whether then exercisable) until the earlier of (a) the twelve-month anniversary of the date of such termination of employment and (b) the date such Options would otherwise expire but for the operation of this Section 5.6. Unless otherwise determined by the Committee at or after the date of grant, in the event a

Participant’s employment terminates for any reason other than a Qualifying Termination of Employment, any Option granted to such Participant, whether or not then exercisable, shall be forfeited and cancelled as of the date of such termination of employment.

5.7  Buyout.  The Committee may at any time offer to buy out an Option previously granted for a payment in cash, based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time that such offer is made.

ARTICLE VI

RESTRICTED  STOCK AND RESTRICTED UNITS

6.1  Grant of Restricted Stock and Restricted Units.  The Committee shall have the power to grant Restricted Stock or Restricted Units to any Participant and to determine (a) the number of Shares of Restricted Stock and the number of Restricted Units to be granted to each Participant, (b) the Restriction Period(s) and (b) the other terms and conditions of such Awards. The Committee shall require that the stock certificates evidencing any Restricted Stock or Restricted Units be held in the custody of the Secretary of the Company until the Period of Restriction lapses, and that, as a condition of any Restricted Stock or Restricted Unit award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Share covered by such award.  Each grant of Restricted Stock or Restricted Units shall be evidenced by a written agreement setting forth the terms of such Award.

6.2  Vesting of Restricted Stock and Restricted Units.  Unless otherwise determined by the Committee at or after the date of grant, Restricted Stock or Restricted Units granted pursuant to Section 6.1 shall vest and become nonforfeitable, and the Period of Restriction with respect to such Restricted Stock or Restricted Units will lapse, in three equal annual installments commencing on the second anniversary of the date of grant.

6.3  Dividend Equivalents.  (a)  Restricted Stock.  Unless otherwise determined by the Committee at the time of grant, Participants holding outstanding Restricted Stock shall be entitled to receive currently all Dividend Equivalents paid with respect to such Shares of Restricted Stock.

(b)  Restricted Units.  The Committee will determine whether and to what extent to credit to the account of, or to pay currently to, each recipient of a Restricted Unit, any Dividend Equivalents.  To the extent provided by the Committee at or after the date of grant, any cash Dividend Equivalents credited to a Participant’s account shall be deemed to have been invested in Shares on the record date established for the related dividend and, accordingly, a number of Restricted Units shall be credited to such Participant’s account equal to the greatest whole number which may be obtained by dividing (i) the value of such Dividend Equivalent on the record date by (ii) the Fair Market Value of a Share on such date.  Any additional Restricted Units credited in respect of Dividend Equivalents shall become vested and nonforfeitable, if at all, on the same terms and conditions as are applicable in respect of the Restricted Units with respect to which such Dividend Equivalents were payable.

6.4  Termination of Employment.  Unless otherwise determined by the Committee at or after the date of grant, in the event a Participant’s employment terminates by reason of a Qualifying Termination of Employment during the Period of Restriction, a pro rata portion of any Shares related to a Restricted Stock or Restricted Unit held by such Participant shall become nonforfeitable, based upon the percentage of which the numerator is the portion of the Period of Restriction that expired prior to the Participant’s termination and the denominator is the number of days in the Period of Restriction. Unless otherwise determined by the Committee at or after the date of grant, in the event a Participant’s employment terminates for any reason other than a Qualifying Termination of Employment during the Period of Restriction, any Restricted Stock or Restricted Units held by such Participant shall be forfeited and cancelled as of the date of such termination of employment.

6.5  Settlement of Restricted Units.  Unless the Committee determines otherwise at or after the date of grant, when a Restriction Period with respect to an Award of Restricted Units lapses and the Restricted Units become vested and nonforfeitable, the Participant shall receive (i) one Share for each such Restricted Unit (including additional Restricted Units credited in respect of Dividend Equivalents) or (ii) if the Committee so determines, the Committee may direct the Company to pay to the Participant the Fair Market Value of such Shares as of such payment date.

ARTICLE VII

INCENTIVE AWARDS

7.1  Grant of Incentive Stock and Incentive Units.  The Committee shall have the authority to grant Incentive Stock or Incentive Units to any Participant and to determine (a) the number of Incentive Stock and the number of Incentive Units to be granted to each Participant, (b) the restrictions pursuant to which such Award is subject to forfeiture by reason of the Performance Restriction established by the Committee pursuant to Section 7.2 not being met in whole or in part and (c) the other terms and conditions of such Awards.  Each grant of Incentive Stock or Incentive Units shall be evidenced by a written agreement setting forth the terms of such Award.

7.2  Performance Restriction.  (a)  Within 90 days after each Performance Period begins (or such other date as may be required or permitted under Section 162(m), if applicable), the Committee shall establish the performance objective or objectives for the applicable Performance Period that must be satisfied in order for an Award to be vested and nonforfeitable (the “Performance Restriction”).  Any such Performance Restriction will be based upon the relative or comparative achievement of one or more of the following criteria, as determined by the Committee: (i) earnings per share on the Company’s Common Stock; (ii) growth in the Company’s revenue; (iii) growth in the Company’s assets under management; (iv) increase in the Company’s net income; (v) return on shareholder’s equity; (vi) controlling expenses; and (vii) relative performance versus a peer group of companies.

(b)  The Performance Restriction related to Incentive Stock or Incentive Units shall lapse upon the determination by the Committee that the objective or objectives for the applicable Performance Period have been attained, in whole or in part. The Committee may provide at the time of grant that in the event the objective or objectives are attained in part, a specified portion (which may be zero) of the Award will vest and become nonforfeitable and the remaining portion shall be forfeited.

7.3  Dividend Equivalents.  (a)  Incentive Stock.  Unless otherwise determined by the Committee at or after the date of grant, Participants granted Incentive Stock shall be entitled to receive cash Dividend Equivalents currently.

(b)  Incentive Units.  The Committee will determine whether and to what extent to credit to the account of, or to pay currently to, each recipient of an Incentive Unit, any Dividend Equivalents.  To the extent provided by the Committee at or after the date of grant, any cash Dividend Equivalents with respect to the Incentive Units credited to a Participant’s account shall be deemed to have been invested in Shares on the record date established for the related dividend and, accordingly, a number of Incentive Units, as the case may be, shall be credited to such Participant’s account equal to the greatest whole number which may be obtained by dividing (i) the value of such Dividend Equivalent on the record date by (ii) the Fair Market Value of a Share on such date.  Any additional Incentive Unit credited in respect of Dividend Equivalents shall become vested and non-forfeitable, if at all, on the same terms and conditions as are applicable in respect of the Incentive Unit with respect to which such Dividend Equivalents were payable.

7.4  Termination of Employment.  Unless the Committee otherwise determines at or after the date of grant, in the event that a Participant’s Employment terminates by reason of a Qualifying Termination of Employment during the Performance Period, any award of Incentive Stock or Incentive Units shall become vested and non-forfeitable at the end of the Performance Period as to that number of such Incentive Stock or Incentive Units, as the case may be, that is equal to that percentage, if any, of such Award that would have been earned had the Participant’s employment not so terminated prior to the expiration of the Performance Period times a fraction, the numerator of which is the number of days employed during the Performance Period and the denominator of which is the total number of days during the Performance Period.  Unless otherwise determined by the Committee at or after the date of grant, in the event a Participant’s employment terminates for any reason other than a Qualifying Termination of Employment during the Performance Period, any Incentive Stock or Incentive Units held by such Participant shall be forfeited and cancelled as of the date of such termination of employment.

7.5  Settlement of Incentive Units.  Unless the Committee determines otherwise at or after the date of grant, when a Performance Restriction with respect to an Award of Incentive Units lapses and the Incentive Units become vested and nonforfeitable, the Participant shall receive (i) one Share for each such Incentive Unit (including additional Incentive Units credited in respect of Dividend Equivalents) or (ii) if the Committee so determines, the Committee may direct the Company to pay to the Participant the Fair Market Value of such Shares as of such payment date.

ARTICLE VIII

DEFERRED SHARES

8.1  Deferred Share Awards.  The Committee shall have the  authority to grant Deferred Shares to any Participant and to determine (i) the number of Deferred Shares granted to each Participant, (ii) the date such Deferred Shares shall become vested and (iii) the date such Deferred Shares will be payable to the Participant.  In addition, on such date or dates as shall be established by the Committee and subject to such terms and conditions as the Committee shall determine, a Participant may be permitted to elect to defer receipt of all or a portion of his annual compensation and/or annual incentive bonus (“Deferred Amount”) payable by the Company or a Subsidiary and receive in lieu thereof a number of Deferred Shares equal to the greatest whole number which may be obtained by dividing (i) the Deferred Amount by (ii) the Fair Market Value of a Share on the date such compensation or bonus would otherwise have been payable to the Participant.  No Shares will be issued at the time an award of Deferred Shares is made and the Company shall not be required to set aside a fund for the payment of any such award.  The Company will establish a separate account for the Participant and will record in such account the number of Deferred Shares awarded to the Participant.  To the extent the Committee so determines, a Participant who elects to defer receipt of his or her compensation or bonus and receive Deferred Shares shall receive that number of supplemental Deferred Shares (“Supplemental Units”) equal to the greatest whole number which may be obtained by dividing (i) such percentage of the Deferred Amount as is determined by the Committee by (ii) the Fair Market Value of a Share on the date of grant.  Each grant of Deferred Shares and Supplemental Units shall be evidenced by a written agreement setting forth the terms of such Award.

8.2  Vesting of Deferred Shares and Supplemental Units.  The portion of each Deferred Shares, together with any Dividend Equivalents credited with respect thereto, shall be fully vested at all times.  Unless the Committee provides otherwise at or after the date of grant, the Supplemental Units, together with any Dividend Equivalents credited with respect thereto, will become vested in equal annual installments on each of the second, third and fourth anniversary of the date the corresponding Deferred Amount would have been paid absent the Participant’s election to defer receipt thereof, subject to the Participant’s continuous employment with the Company or a Subsidiary through such vesting date.

8.3  Dividend Equivalents.  The Committee will determine whether and to what extent Dividend Equivalents will be credited to the account of, or paid currently to, a recipient of a Deferred Shares or Supplemental Units.  To the extent provided by the Committee at or after the date of grant, any cash Dividend Equivalents with respect to the Deferred Shares and Supplemental Units deemed credited to a Participant’s account shall be deemed to have been invested in Shares on the record date established for the related dividend and, accordingly, a number of Deferred Shares or Supplemental Units, as the case may be, shall be credited to such Participant’s account equal to the greatest whole number which may be obtained by dividing (i) the amount of such Dividend Equivalent on the record date by (ii) the Fair Market Value of a Share on such date.

8.4  Termination of Employment.  Unless the Committee otherwise determines at or after the date of grant, in the event that a Participant’s employment terminates by reason of a Qualifying Termination of Employment during the Performance Period, any Supplemental Units (and related Dividend Equivalents) granted to a Participant shall become vested and non-forfeitable.  Unless otherwise determined by the Committee at or after the date of grant, in the event a Participant’s employment terminates for any reason other than a Qualifying Termination of Employment during the Performance Period, any Supplemental Units (and related Dividend Equivalents) held by such Participant shall be forfeited and cancelled as of the date of such termination of employment.  In the event that a Participant’s employment is terminated for Cause (or, following the date the Participant’s employment terminates, the Committee determines that circumstances exist such that the Participant’s employment could have been terminated for Cause), any Supplemental Units (and related Dividend Equivalents) granted to such Participant, whether or not then vested, shall be forfeited and cancelled as of the date of such termination of employment.

8.5  Settlement of Deferred Shares.  Unless the Committee determines otherwise at or after the date of grant, a Participant shall receive as of the date of such Participant’s termination of employment (or such other date as may be elected by the Participant in accordance with the rules and procedures of the Committee) (i) one Share for each Deferred Share credited to such Participant’s account and (ii) subject to Section 8.4, one Share for each Supplemental Unit that shall have become vested.  The Committee may provide in the Award agreement applicable to any Deferred Shares or Supplemental Units that, in lieu of issuing Shares, the Committee may direct the Company to pay to the Participant the Fair Market Value of such Shares as of such payment date.

ARTICLE IX

CHANGE IN CONTROL

9.1  Accelerated Vesting and Payment.  Subject to the provisions of Sections 9.2 below, in the event of a Change in Control, each Option shall be, at the discretion of the Committee, either canceled in exchange for a payment in cash of an amount equal to the excess, if any, of the Change in Control Price over the exercise price for such Option, or fully exercisable regardless of the exercise schedule otherwise applicable to such Option and all other Awards shall become nonforfeitable and be immediately transferable or payable, as the case may be.

9.2  Alternative Awards.  Notwithstanding Section 9.1, no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Award or any class of Awards if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Award or Awards shall be honored or assumed, or new rights substituted therefore (such honored, assumed or substituted award an “Alternative Award”), by a Participant’s employer (or the parent or a Subsidiary of such employer) immediately following the Change in Control, provided that any such Alternative Award must:

(i)  be based on stock which is traded on an established securities market, or which will be so traded within 60 days of the Change in Control;

(ii)  provide such Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

(iii)  have substantially equivalent economic value to such Award (determined at the time of the Change in Control);

(iv)  have terms and conditions which provide that in the event that the Participant’s employment is involuntarily terminated or constructively terminated, any conditions on a Participant’s rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

For this purpose, a constructive termination shall mean a termination by a Participant following a material reduction in the Participant’s base salary or a Participant’s incentive compensation opportunity or a material reduction in the Participant’s responsibilities,  in either case without the Participants written consent.

ARTICLE X

STOCKHOLDER RIGHTS

A Participant (or a Permitted Transferee) shall have no rights as a stockholder with respect to any Shares covered by an Award until he or she shall have become the holder of record of such Share(s), and no adjustments shall be made for dividends in cash or other property or distribution or other rights in respect to any such Shares, except as otherwise specifically provided for in this Plan.

ARTICLE XI

AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

The Board at any time may terminate or suspend the Plan, and from time to time may amend or modify the Plan, provided that no amendment, modification, or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant.  Unless earlier terminated, the Plan shall terminate on December 31 of the tenth year following the year in which the Initial Public Offering occurs.

ARTICLE XII

MISCELLANEOUS PROVISIONS

12.1  Non-transferability of Awards.  No Award shall be assignable or transferable except by will or the laws of descent and distribution; provided that the Committee may permit (on such terms and conditions as it shall establish) a Participant to transfer an Award for no consideration to the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests (“Permitted Transferees”).  Except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant.  All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or, if applicable, his or her Permitted Transferee(s).  The rights of a Permitted Transferee shall be limited to the rights conveyed to such Permitted Transferee, who shall be subject to and bound by the terms of the agreement or agreements between the Participant and the Company.

12.2  Beneficiary Designation.  Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death.  Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime.  In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to or exercised by the Participant’s surviving spouse, if any, or otherwise to or by his or her estate.

12.3  No Guarantee of Employment or Participation.  Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment at any time, nor to confer upon any Participant any right to continue in the employ of the Company or any Subsidiary.  No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future Awards.

12.4  Tax Withholding. The Company shall have the right to deduct from all amounts paid to a Participant in cash (whether under this Plan or otherwise) any taxes required by law to be withheld in respect of Awards under this Plan.  In the case of any Award satisfied in the form of Shares, no shares shall be issued unless and until arrangements satisfactory to the Committee shall have been made to satisfy any withholding tax obligations applicable with respect to such Award.  Without limiting the generality of the foregoing, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Participants to elect to tender, Shares (including Shares issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld (but no greater amount).

12.5  Compliance with Legal and Exchange Requirements.  The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan, shall be subject to all applicable Federal and State laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Shares are listed.  The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Shares under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Shares or other required action under any Federal or State law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules, and regulations.  The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Shares in violation of any such laws, rules, or regulations; and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards, and neither the Company nor its directors or officers shall have any obligation or liability to the Participant with respect to any Award (or Shares issuable thereunder) that shall lapse because of such postponement.

12.6  Indemnification.  Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf.  The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, by contract, as a matter of law, or otherwise.

12.7  Legend.  To the extent any stock certificate is issued to a Participant in respect of shares of Restricted Stock prior to the expiration of the Period of Restriction, such certificate shall be registered in the name of the Participant and shall bear the following (or similar) legend:

“The shares of stock represented by this certificate are subject to the terms and conditions contained in the 1999 Neuberger Berman Inc. Long-Term Incentive Plan and the Award Agreement, dated as of                                                                  , between the Company and the Participant,

and may not be sold, pledged, transferred, assigned, hypothecated or otherwise encumbered in any manner (except as provided in Section 12.1 of the Plan or in such Award Agreement) until                                  .”

Upon the lapse of the Period of Restriction with respect to such Restricted Stock, the Company shall issue or have issued in exchange for those certificates previously issued new share certificates without the legend described herein in respect of any shares that have become vested.

12.8  Effective Date.  The Plan shall be effective as of the date of the Initial Public Offering.

12.9  No Limitation on Compensation.  Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the Plan.

12.10  Deferrals.  The Committee may postpone the exercising of Awards, the issuance or delivery of Stock under any Award or any action permitted under the Plan to prevent the Company or any Subsidiary from being denied a Federal income tax deduction with respect to any Award other than an ISO.

12.11  Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of New York, without reference to principles of conflict of laws which would require application of the law of another jurisdiction, except to the extent that the corporate law of the State of Delaware specifically and mandatorily applies.

12.12  No Impact On Benefits.  Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant’s right under any such plan, policy or program.

12.13  No Constraint on Corporate Action.  Nothing in this Plan shall be construed (a) to limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (b) to limit the right or power of the Company,  or any Subsidiary to take any action which such entity deems to be necessary or appropriate.

12.14  Headings and Captions.  The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

12.15  Section 409A.  Notwithstanding other provisions of the Plan or any Award agreements thereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant.  In the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, payments or deliveries of shares in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Company will make such payment or delivery of shares on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code.  In the case of a Participant who is a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code), payments and/or deliveries of shares in respect of any Award subject to Section 409A of the Code that are linked to the date of the Participant’s separation from service shall not be made prior to the date which is six (6) months after the date of such Participant’s separation from service from the Company and its affiliates, determined in accordance with Section 409A of the Code and the regulations promulgated thereunder.  The Company shall use commercially reasonable efforts to implement the provisions of this Section 12.15 in good faith; provided that neither the Company, the Committee nor any of the Company’s employees, directors or representatives shall have any liability to Participants with respect to this Section 12.15.